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                                                                Exhibit 10(i)(i)



                               September 24, 1999

PERSONAL AND CONFIDENTIAL
Mr. Subramanian Krishnan
Digi International Inc.
11001 Bren Road East
Minnetonka, MN  55343

Dear Kris:

         This letter confirms the terms of an amendment to your severance agreement with the Company as set forth in the letter agreement dated March 26, 1999 (the "Agreement"). Except as specifically provided for herein, the terms of the Agreement remain in full force and effect.

         If you are terminated by the Company without "cause" on or before September 30, 2000, you would be entitled to severance equal to one year's base salary and a bonus (if earned), based on your cash bonus target that would be pro-rated for the portion of the fiscal year through the termination date.

         The Agreement as amended by this letter constitutes the entire agreement between you and the Company regarding the subject matter contained therein and supersedes all prior agreements and understandings relating thereto.

         If the terms outlined above are acceptable, please confirm by signing the enclosed copy below and returning it to me.

                                           Very truly yours,
                                           DIGI INTERNATIONAL INC.

                                           /s/ John P. Schinas

                                           By John P. Schinas
                                           Chairman of the Board

                                           ACCEPTED:


                                           /s/ Subramanian Krishnan
                                           ---------------------------
                                           Subramanian Krishnan